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                                                                   Exhibit 10.13

                              KEY TECHNOLOGY, INC.
                      RESTATED EMPLOYEES' STOCK OPTION PLAN
                  (1996 Plan as amended through July 12, 2000)

     1.   Purpose.

          This plan (the "Plan") is designed to encourage key employees of Key Technology, Inc. (the "Company") and any subsidiary corporations to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. Subsidiary corporation means any corporation in which 50% or more of the outstanding shares of capital stock are owned by the Company. The Plan is intended to attract and retain outstanding personnel who are in a position to make important and direct contributions to the success of the Company and to promote a closer identity of interests between the Company's key employees and its shareholders.

     2.   Scope and Duration of the Plan.

          There will be reserved for sale to eligible employees upon the exercise of options granted under the Plan 1,250,000 shares of the Company's authorized Common Stock. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares will be available for other options awarded under the Plan. Unless the Plan is terminated earlier pursuant to Section 20, it shall terminate on December 31, 2004, and no option shall be granted under the Plan after that date.

     3.   Incentive Stock Options.

          The Board of Directors of the Company (the "Board") may grant either Incentive Stock Options, as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or Nonstatutory Stock Options. The Board has the sole discretion in deciding which options, if any, shall constitute Incentive Stock Options. For options granted under this Plan, the Board shall clearly identify each such option as an Incentive Stock Option or Nonstatutory Stock Option. Any option not clearly identified as an Incentive Stock Option shall be deemed a Nonstatutory Stock Option. For purposes of the Plan (i) the term "Nonstatutory Stock Option" means an option other than an Incentive Stock Option and (ii) the term "employer corporation" means the corporation of which an individual granted an Incentive Stock Option is an employee.

     4.   Administration.

          The Plan is administered by the Compensation Committee of the Board of Directors, comprised solely of "Non-Employee Directors" as defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 (the "Committee").

          The Committee has the responsibility to construe and interpret the Plan and to establish and amend such rules and regulations as it deems necessary or desirable for the proper

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administration of the Plan. Any decision or action taken or to be taken by the
Committee, arising out of or in connection with the construction, interpretation and administration of the Plan, shall, to the extent permitted by law, be within its absolute discretion, but subject to the express provisions of the Plan. Decisions of the Committee shall be conclusive and binding upon all recipients of options and any person claiming under or through any recipient of an option.

          The Committee has the authority, subject to the terms of the Plan, to determine which persons are eligible for options and those to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, the fair market value of shares under option from time to time, and the terms and provisions of the instruments evidencing options, including any conditions to exercise or any restrictions which may be imposed applicable to the transfer of the shares to be acquired upon exercise of options.

     5.   Eligible Employees.

          Options may be granted to regular key employees and to directors of the Company and any present or future subsidiary corporations. In determining the employees to whom options shall be granted, and the number of shares to be issued on the exercise of an option, the Committee shall take into account the duties of the employees, their present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant to accomplish the purposes of the Plan.

          An Incentive Stock Option cannot be granted to an employee who, at the time such option is granted, owns directly or beneficially more than 10% of the total combined voting power of all classes of stock of the employer corporation or its parent or any subsidiary. This limitation shall not apply if, at the time such Incentive Stock Option is granted, the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

     6.   Committee Member Option Grants.

          (a) Automatic Grants. On the date of each annual shareholder meeting, each director then serving on the Committee shall automatically be granted a Nonstatutory Stock Option to purchase five thousand (5,000) shares of the Company's Common Stock.

          (b) Terms of Options. The exercise price for options granted under this Section 6 shall be the fair market value of the Company's Common Stock at the close of business on the date of grant. Fair market value shall be the closing price of the Company's Common Stock on such date as quoted on NASDAQ. If a price is not available on the date of grant, the fair market value shall be determined on the first succeeding day that a price is available. The options granted under this Section 6 shall have a ten-year term from the date of grant, unless earlier terminated as provided in Section 14 of the Plan, and shall become exercisable at the rate of 25% per year, beginning on the first anniversary of the date of grant and continuing on each subsequent anniversary until fully exercisable, subject to earlier exercise pursuant to Section 16 of the Plan or as otherwise determined by the Board of Directors.

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     7.   Option Price.

          The price of the shares of Common Stock to be issued on exercise of an option shall be determined by the Board of Directors, and in the case of an Incentive Stock Option, shall be not less than the fair market value of the shares on the date the option is granted. Fair market value of the shares under option shall be determined by the Committee at the time of each grant of stock options under the Plan.

     8.   Term of Options.

          The term of each option shall be determined by the Committee, but shall not be for more than ten years from the date the option is granted and may be subject to earlier expiration as provided in Sections 13 and 14. Each Incentive Stock Option shall recite the date on which the exercise period expires.

     9.   Limitation on Amount of Incentive Stock Options.

          In no event shall the aggregate fair market value (determined at the time such options are granted) of the shares with respect to which the employee's Incentive Stock Options first become exercisable during any calendar year under the Plan or under any other stock option plan of the employee's employer corporation and its parent and subsidiary corporations exceed $100,000.

     10.  Exercise of Options.

          Subject to Section 16, an option may be exercised only after an employee has remained in the continuous employment of the Company or a subsidiary corporation for one year after the date the option is granted. Thereafter, an option may be exercised at any time, or from time to time, in whole or in part, except that if an option by its terms is exercisable in installments, then the provisions of the option shall control. After becoming exercisable, if exercisable in installments, then each installment shall remain exercisable until termination or expiration of the option. The price of the shares shall be paid in full at the time of exercise in cash or, with the consent of the Board, in whole or in part in shares of Common Stock of the Company, valued at fair market value. Fair market value shall be determined by the Board of Directors. Except as provided in Sections 13 and 14, no option may be exercised unless the holder is then an employee of the Company or a subsidiary corporation. An employee shall not have any of the rights of a shareholder with respect to the shares to be issued on the exercise of an option until the shares are paid for and the stock certificate is delivered. Upon any exercise, prior to issuance and as a condition thereof the person exercising the option may be required to sign any form of subscription agreement then authorized by the Company's Board for use in connection with shares purchased under this Plan. Such agreement may impose such restrictions and repurchase rights as the Board may determine.

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     11.  Nontransferability of Nonstatutory Stock Options.

          Nonstatutory Stock Options granted under the Plan are not transferable, except by will or by the laws of descent and distribution, and may be exercised during the employee's life only by the employee or, if incapacitated, by his guardian or legal representative. This section does not apply to Incentive Stock Options granted under the Plan.

     12.  Nontransferability of Incentive Stock Options.

          Incentive Stock Options granted under the Plan are not transferable by the optionee otherwise than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Each Incentive Stock Option shall recite this restriction. This section does not apply to Nonstatutory Stock Options granted under the Plan.

     13.  Termination of Employment.

          If the employment of an employee to whom an option has been granted terminates for any reason other than death or physical disability, any option unexercised at the date of termination of employment shall expire. Whether an authorized leave of absence, military or governmental service, disability or temporary absence from employment for any other reason constitutes the termination of employment for purposes of the Plan shall be conclusively determined by the Committee.

     14.  Death of an Employee.

          If an employee to whom an option has been granted dies or becomes physically disabled while employed by the Company or by a subsidiary corporation, the option may only be exercised (to the extent that the employee was entitled to do so on the date of his death or disability) by his personal representative or beneficiary within 90 days after the date of death or physical disability.

     15.  Adjustments for Changes in Capitalization.

          Notwithstanding any other provision of the Plan, each instrument evidencing an option may contain such provisions as the Committee determines to be appropriate for the adjustment of the number and class of shares covered by such option, the option or purchase price and the number of shares as to which options shall be exercisable or which may be purchased at any time, in the event of changes in the outstanding shares of Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, reorganizations or liquidations. In the event of any such change in the outstanding shares of Common Stock of the Company, the aggregate number of shares available under the Plan shall be appropriately adjusted.

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     16.  Events Accelerating Exercise of Options.

          If the shares of Common Stock of the Company are changed into or exchanged for shares of stock of another corporation or are converted to cash pursuant to a plan of merger, partial or complete liquidation, or dissolution, the Board may in its discretion determine to make each option then outstanding be exercisable with respect to all the shares of Common Stock covered thereby and without regard to the time the option has been outstanding, beginning with the date the Board approves or authorizes such change or conversion and ending two days prior to the effective date of such change or conversion. If, after February 10, 1989, any of the shares of Common Stock of the Company becomes the subject of an acquisition requiring reporting under Sections 13(d)(1) or 14(d) of the Securities Act of 1934, the Board may at its discretion determine to make each option then outstanding be exercisable with respect to all the shares of Common Stock covered thereby and without regard to the time the option has been outstanding, at any time thereafter.

     17.  Time of Granting Options.

          Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board, the Committee, or shareholders of the Company shall constitute the granting of an option. The granting of an option pursuant to the Plan shall take place only when an instrument evidencing the option has been duly executed on behalf of the Company and delivered to the employee to whom such option is to be granted.

     18.  Instruments Evidencing Options and Plan Log.

          The Board, in granting options hereunder, may use such instruments and agreements to evidence such options as it may determine. All options to purchase shares of the Company which are granted under the Plan must be evidenced by an agreement signed by the employee to whom the option is awarded, all terms of which, to the extent not inconsistent with the terms of the Plan, shall be as determined by the Board in awarding any such option. The Secretary of the Company shall keep with the Plan an official Plan Log listing the names of all employees to whom options have been granted, the date of the award, the number of shares covered by the option, the purchase price, the vesting schedule, if applicable, and the number of remaining eligible shares covered by the Plan.

     19.  Employment Rights.

          Nothing in the Plan or any instrument evidencing an option shall confer upon any employee any right to continue in the employment of the Company or any subsidiary corporation or shall be construed to interfere in any way with the right of the Company or any subsidiary corporation to terminate his employment at any time for any reason.

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     20.  Amendment.

          The Board has the right at any time to amend, modify or discontinue the Plan, provided that no such amendment, modification or discontinuance adopted by the Board shall (i) revoke or alter the terms of any valid option previously granted in accordance with the Plan; (ii) increase the number of shares to be reserved for issuance under the Plan; (iii) change the price for shares to be purchased on exercise of an option; (iv) extend the period during which an option may be granted; (v) materially modify the requirements concerning the persons who are eligible to receive an option under the Plan; or
(vi) otherwise materially increase the benefits accruing to persons under the Plan.

          The Plan may also be amended or modified in any respect or discontinued with the approval of a majority of the shares present and entitled to vote at a shareholder meeting duly called for such purpose. However, no amendment, modification or discontinuance of the Plan may, without the consent of the employee to whom a valid option has previously been granted, affect the rights of such employee under any outstanding option.

          The Plan, and the grant and exercise of options, shall be subject to all applicable governmental laws and regulations. Notwithstanding any provision of the Plan to the contrary, the Board may in its discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations, subject to the provisions of the first paragraph of this Section 20.

     21.  Effectiveness of the Plan.

          The Plan shall become effective only after it has been approved by the Board of Directors and subsequently approved, within one year from the date of adoption by the Board, at a shareholders meeting duly called for such purpose.

The Restated Employees' Stock Option Plan was approved by the Board of Directors of Key Technology, Inc. on April 11, 2000 and by the shareholders on July 12, 2000, and as stated above reflects all amendments through July 12, 2000.


                                        /s/ Gordon Wicher
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                                       Gordon Wicher
                                       Corporate Secretary

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